UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2010

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

                On October 13, 2010, AAR CORP.  (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 36,780,914 shares of common stock, par value $1.00 per share, or approximately 93.67%  of the 39,264,712 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting as described in the Company’s proxy statement filed on September 1, 2010, and the final voting results on each such matter.

Proposal 1:  Election of Directors.

The stockholders elected each of the three director nominees for a three-year term expiring at the 2013 Annual Meeting, as reflected in the following voting results:

Name of Nominee	Votes FOR	Votes WITHHELD
Norman R. Bobins	22,134,563	10,703,225
James E. Goodwin	22,523,413	10,314,375
Marc J. Walfish	22,508,690	10,329,098

There were 3,943,126 broker non-votes as to Proposal 1.

The continuing directors of the Company are Michael R. Boyce, James G. Brocksmith, Jr., Ronald R. Fogleman, Patrick J. Kelly, Timothy J. Romenesko, David P. Storch and Ronald B. Woodard.

Proposal 2:  Approval of the AAR CORP. Section 162(m) Annual Cash Incentive Plan.

The stockholders approved the AAR CORP. Section 162(m) Annual Cash Incentive Plan, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
29,828,490	2,989,411	19,887

There were 3,943,126 broker non-votes as to Proposal 2.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
34,472,820	2,288,395	19,699

There were no broker non-votes as to Proposal 3.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       October 18, 2010

AAR CORP.

By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary